Exhibit 99.1
Independent Auditors’ Report

To the Board of Directors and Stockholders of
Cousins Properties Incorporated
Atlanta, Georgia
We have audited the accompanying statement of revenues over certain operating expenses of Post Oak Central (the "Buildings") for the year ended December 31, 2012, and the related notes to the financial statement.

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues over certain operating expenses of the Buildings for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.

Emphasis of Matter
We draw attention to note 2 to the accompanying financial statement, which describes that the statement of revenues over certain operating expenses of the Buildings was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K/A of Cousins Properties Incorporated) and is not intended to be a complete presentation of the Buildings’ revenues and expenses. Our opinion has not been modified with respect to this matter.

/s/ FRAZIER & DEETER, LLC
Atlanta, Georgia
March 26, 2013

Post Oak Central
Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2012
(in thousands)

Revenues:
Base rent	$18,690
Tenant reimbursements	9,809
Total revenues	28,499

Expenses:
Real estate taxes	4,869
Cleaning and maintenance	4,492
Management and personnel costs	2,319
Utilities	1,853
Parking and security	1,427
Insurance	572
Other	31
Total expenses	15,563
Revenues over certain operating expenses	$12,936

See accompanying notes.

Post Oak Central
Notes to Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2012

1.	Description of Real Estate Property Acquired

On February 7, 2013, Cousins Properties Incorporated ("Cousins"), acquired Post Oak Central (the "Buildings"), a complex of four Class A office buildings consisting of 1.3 million square feet, located in Houston, Texas. Total consideration for the acquisition was approximately $232.6 million.

2.	Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statement of operations of the Buildings after their acquisition by Cousins and is not intended to be a complete representation of the Buildings’ revenues and expenses.

3.	Significant Accounting Policies

Rental Revenue

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as a receivable. The adjustment to this receivable increased rental revenue by approximately $1.4 million for the year ended December 31, 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

Subsequent events have been evaluated through March 26, 2013, the date the accompanying statement of revenues over certain expenses was issued.

Legal Contingencies

The Buildings are subject to various legal proceedings, claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance. Management makes assumptions and estimates concerning the likelihood and amount of any potential loss relating to these matters using the latest information available. The Buildings record a liability for litigation if an unfavorable outcome is probable and the amount of loss or range of loss can be reasonably estimated. If an unfavorable outcome is probable and a reasonable estimate of the loss is a range, the Buildings accrue the best estimate within the range. If no amount within the range is a better estimate than any other amount, the Buildings accrue the minimum amount within the range. If an unfavorable outcome is probable but the amount of the loss cannot be reasonably estimated, the Buildings disclose the nature of the litigation and indicate that an estimate of the loss or range of loss cannot be made. If an unfavorable outcome is reasonably possible and the estimated loss is material, the Buildings disclose the nature and estimate of the possible loss of the litigation. The Buildings do not disclose information with respect to litigation where an unfavorable outcome is considered to be remote or where the estimated loss would not be material. Based on current expectations, such matters, both individually and in the aggregate, are not expected to have a material adverse effect on the accompanying statement of revenues over certain expenses.

4.	Description of Leasing Arrangements

As of December 31, 2012, the Buildings were approximately 92% leased, with Apache Corporation, Stewart Information Services Corporation and IPR-GDF Suez North America, Inc. leasing approximately 39%, 19% and 10% of the Buildings' rentable square footage, respectively. Apache Corporation, Stewart Information Services Corporation and IPR-GDF Suez North America, Inc. contributed approximately 43%, 24% and 13% of rental revenue, including operating expense reimbursements, for the year ended December 31, 2012, respectively. Under the terms of the leases, each tenant is required to reimburse to the landlord its proportionate share of the Buildings' operating expenses as defined in their specific lease agreements. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and contain various reimbursement clauses.

5.	Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2013	$19,799
2014	17,999
2015	18,572
2016	17,162
2017	13,967
Thereafter	23,050
Total	$110,549